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EXHIBIT 10.40

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT, dated as of July 31, 2002, is by and among INTEGRATED TRADING SOLUTIONS, INC., a Delaware corporation (the "PURCHASER"), A.B. WATLEY GROUP INC., a Delaware corporation ("ABW"), and A.B. WATLEY, INC., a New York corporation ("INC." and, with ABW, referred to at times as a "SELLER" or "SELLERS").

                              W I T N E S S E T H:

     WHEREAS, the Sellers desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase and assume from the Sellers, all of the Sellers` proprietary software assets, certain related intellectual property and contract rights, and certain other assets, all as set forth in EXHIBIT A (the "ASSETS"), pursuant to and in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

               SALE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING

     1.1. SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein), the Sellers shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the Sellers` right, title and interest in and to the Assets.

     1.2. ASSUMPTION OF LIABILITIES. The Purchaser does not assume and shall have no liability whatsoever for any liability or obligation of any nature of the Sellers, other than those liabilities and obligations arising from agreements assigned to Purchaser by Sellers (and for which Sellers and Purchaser have obtained the written consent of applicable third parties) after Closing to the extent the same are expressly noted as accepted in writing by Purchaser in a separate written notice provided by Purchaser to Sellers at or after Closing or are noted as "Assumed Liabilities" on EXHIBIT A subject to any limitations noted on EXHIBIT A (collectively, the "ASSUMED LIABILITIES"). Subject solely to the effect of the terms set forth on EXHIBIT A and/or in any separate written notice referred to in the first sentence of this Section, Purchaser shall reimburse Sellers for the costs incurred by Sellers in connection with the Assumed Liabilities. Notwithstanding anything to the contrary in the first sentence of this Section, Purchaser shall not be obligated to assume the agreements comprising Assumed Liabilities unless such assumption is on terms satisfactory to Purchaser, provided that Purchaser agrees to use commercially reasonable efforts to reach such acceptable terms with any third party to such agreements, provided, further, that Sellers understand and agree that the decision to assume any such agreement shall be in Purchaser`s sole discretion (for example, and without limitation, (a) the failure of a third party to provide a license for its products that will enable Purchaser to utilize such products for itself (and not just for the benefit of Sellers) to enable global service bureau operations, offsite licensing and product sales, (b) any increase proposed by a third party with respect to its fees or costs, (c) any requirement that Purchaser assume liabilities of Sellers that exist or existed prior to June 1, 2002, (d) any determination by Purchaser or a third party that Sellers are not sufficiently participating in the settlement of outstanding issues or indebtedness, and (e) any determination by Purchaser that it would have to accept an obligation related to providing multiple server or connectivity redundancy or technology facilities or service of any kind from any physical location other than Purchaser`s facility in Texas, would excuse Purchaser from concluding an assignment). At the reasonable request of any Seller, Purchaser shall consider in good faith (but without any obligation) incurring costs for other unknown equipment useful in operating the Assets to the extent Sellers agree to reduce


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the cost of other  Assumed  Liabilities  in a manner that  offsets any  proposed increased cost.

     1.3. PURCHASE PRICE. As consideration for the purchase of the Assets, the Purchaser agrees to pay or cause to be paid to ABW a purchase price as follows (the "PURCHASE PRICE"):

          (a) At the Closing, Two Million One Hundred Fifty Thousand Dollars ($2,150,000) in principal amount of indebtedness owing by ABW, that was assigned to Penson Financial Services, Inc. ("PENSON") prior to the Closing by Atlantic Group, Steven Malin and LAN/WAN, and all interest owing in connection therewith shall no longer be deemed by Penson to be an outstanding obligation of ABW in favor of Penson (it being agreed that Purchaser and its affiliates make no representation of any kind as to the actual value of such assigned indebtedness);

          (b) At the Closing, One Million Two Hundred Sixty Eight Thousand Fifteen Dollars ($1,268,015) in principal amount of indebtedness owing by ABW to Penson under the Promissory Note dated as of March 27, 2002, as amended (the "NOTE"), shall no longer be deemed by Penson to be an outstanding obligation of ABW in favor of Penson;

          (c) An additional Two Million One Hundred Fifty Thousand Nine Hundred Ninety Four Dollars ($2,150,994) in principal amount of indebtedness owing by ABW to Penson under the Note (subject, however, to the operation of SECTION 3(F) of the Note notwithstanding anything to the contrary herein), together with all accrued interest in relation to such Note, shall no longer be deemed by Penson to be an outstanding obligation of ABW in favor of Penson on such date as Penson has received no less than Five Million Dollars ($5,000,000) in revenues, from and after the Closing Date but prior to the thirty-sixth month after the Closing Date, under the Fully Disclosed Clearing Agreement dated as of October 3, 1996, as amended, between Penson and Inc. (for purposes of this clause "revenues" means the amount received by Penson that equals the sum of (i) wholesale ticket charges for transactions introduced by Inc. charged by Penson to Inc. (i.e., any mark up of such charges by Inc. to its customers and regulatory charges shall not be included in the calculation of revenues received) and (ii) net interest income earned by Penson from Inc.`s customers to the extent such interest payments are for Penson`s sole benefit, it being understood and agreed that Penson`s ordinary course records of such charges and amounts shall be conclusive and binding evidence as to the total of such charges and amounts absent manifest error); provided, further that (i) notwithstanding the above provision (but subject to the effect of SECTION 3(F) of the Note) the cancellation of outstanding obligations referenced in this SECTION 1.3(C) shall occur on such earlier date on which the Sellers provide written notice to Penson (together with all relevant documentation evidencing (A) in the case of new equity investment, compliance with the condition regarding redemption and other cash payment provisions set forth below, and (B) in other cases such evidence as Penson may request, in each such case such evidence to be in form and substance acceptable to Penson), and Penson confirms by written notice (such confirmation by Penson to be delivered no later than 10 business days after the date Penson receives appropriate evidence of the new equity investment described above and such confirmation to be delivered no later than 30 days after the date Penson receives other evidence referred to above, in each case assuming the appropriate evidence and the terms of this Agreement and the Related Documents have been complied with) to Sellers its satisfaction with the applicable supporting documentation therefor, that at least Four Million Dollars ($4,000,000) in new equity capital (with any equity not permitted to have any cash payment pursuant to mandatory redemption or other cash payment provisions affecting the principal amount of the investment made in obtaining such equity prior to 18 months after the Closing Date) is raised and received by Sellers (which shall include forgiveness of debt after the Closing Date (but not any inchoate debt or payment obligation of Sellers such as a guaranty by any Seller) solely to the extent debt is forgiven by unaffiliated third parties that are not shareholders of ABW and where such debt forgiveness does not occur as a result of Purchaser`s or its

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affiliates`  acceptance  of any  Assumed  Liabilities,  in  connection  with any provision for debt forgiveness under this Agreement or any Related Document (as defined below)) or as a result of any payment or reimbursement by Purchaser or an affiliate in respect of any such debt forgiveness, provided that such cancellation shall not in any event be effective prior to nine (9) months after the Closing Date, and (ii) if Sellers raise less than Four Million Dollars ($4,000,000) in such new equity capital, Penson shall in good faith consider a reduction in whole or in part of such indebtedness;

          (d) From the Closing Date, the Purchaser shall pay royalties to ABW, if any are received, with respect to the Licensed Software (as defined in the License Agreement dated the date hereof among the Purchaser and Sellers) licensed by the Purchaser to third parties within 30 days after the Purchaser`s receipt thereof as follows to the extent ABW makes an introduction to the third parties listed below (other than Sungard Data Systems, Inc. and E*TRADE Group, Inc., for which no introduction shall be required):

          [*]
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PROVIDED, HOWEVER, that notwithstanding any of the forgoing to the contrary, (A)
ABW shall not be entitled to any payments for amounts that do not constitute royalties or license fees for licensed sales or licenses (by way of example, and without limitation, all software maintenance fees and expenses, technical consulting fees and expenses and operational pass through fees and expenses shall not be shared with ABW) provided that Purchaser shall not intentionally structure any such licenses so that amounts that would normally be paid as a royalty or a license fee are classified as some other type of payment (it being acknowledged and agreed by Sellers that software maintenance, consulting and similar charges may vary on a deal-by-deal basis based on numerous factors), (B) with respect to each such licensed sale or license, ABW`s entitlement to any sharing of royalties or license fees shall cease with respect to any period that occurs five (5) years after the initial license period begins, and shall include any renewals (except to the extent any renewal is extended beyond such initial five (5) year time period by the Purchaser in its sole discretion), and (C) all documentation relating to licenses of the Licensed Software shall be in form and substance satisfactory to the Purchaser in its sole discretion;

PROVIDED, FURTHER, that for purposes of this SECTION 1.3(D), Purchaser shall be deemed to include any affiliates of Purchaser but without any implication or agreement that any such entity is a guarantor of any obligations of Purchaser.

          (e) after the Closing Date, Penson shall promptly release as directed by ABW in a written document delivered prior to the occurrence of the Closing, any and all amounts in that certain depositary account maintained at Mellon Bank under the terms of the Consent and Agreement dated as of May 27, 2002 between E*TRADE Group, Inc. and ABW (the "CONSENT") and

          (f) Penson`s forbearance from the exercise of all of its rights and remedies under the Note and related loan documents until the Closing Date, and on the Closing Date, the remaining indebtedness shall be restructured pursuant to the Amendment to the Note attached hereto as EXHIBIT F, and all existing defaults on or prior to the Closing Date under such indebtedness and the Related Documents (as defined herein) shall be waived subject to the effect of SECTION 9.3.

     1.4. PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated among the Assets as determined in good faith by Purchaser after soliciting input from Sellers. Each of the Sellers and the Purchaser agree that each will never take a position that is in any way inconsistent with such allocation on any income tax return, before any government agency charged with the collection of any income tax or in any judicial proceeding.

     1.5. CLOSING. The closing of the purchase and sale of the Assets (the "CLOSING") shall take place at the offices of the Purchaser as promptly as practicable after the satisfaction of the closing conditions set forth in Articles V and VI (the "CLOSING DATE"). At the Closing, the Purchaser shall deliver the portion of the Purchase Price due in accordance with SECTION 1.3, the Sellers shall deliver or cause to be delivered to the Purchaser the certificates, documents and instruments described in ARTICLE V, and the
Purchaser shall deliver or cause to be delivered to the Sellers the certificates, documents and instruments described in ARTICLE VI.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                  ---------------------------------------------

     The Sellers hereby jointly and severally represent and warrant to the Purchaser as follows, provided that all of such representations and warranties shall be subject to, and qualified by, the attached Disclosure Schedules:

     2.1. ORGANIZATION AND GOOD STANDING. Except as set forth on SCHEDULE 2.1, ABW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to transact business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

     1.6. CORPORATE AUTHORITY. Each Seller has full corporate power and authority to own and use its property, including the Assets, as currently being conducted. Subject to satisfaction of the condition set forth in SECTION 6.9, each Seller has full corporate power and authority to execute, deliver and perform all of its respective obligations under this Agreement and all other agreements, including, without limitation, amendments to documents and the documents they amend, executed in connection with this Agreement (and including the Transaction Documents as defined in the Master Subordination, Waiver, Release and Indemnification Agreement dated as of March 27, 2002 among the Sellers and the other parties thereto, referred to collectively as the "RELATED DOCUMENTS"), that are to be executed, delivered and performed by it hereunder. Subject to satisfaction of the condition set forth in SECTION 6.9, each Seller has taken all necessary corporate action to authorize and approve the execution, delivery and performance of this Agreement and the Related Documents to which it is a party (including approval by the Board of Directors). This Agreement and each Related Document to which a Seller is a party has been duly and validly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors` rights and general equity principles.

     1.7. NO CONFLICT; CONSENTS. Except as set forth on SCHEDULE 2.3, neither the execution and delivery of this Agreement and any Related Document to which any Seller is a party, nor the consummation or performance of any of the transactions contemplated hereby or under any Related Document, (i) will violate or conflict with any provision of the Certificate of Incorporation or By-laws of either Seller, (ii) is prohibited by or requires either Seller to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, bureau, body, department or authority or of any other person, (iii) will conflict with, result in the breach, acceleration or termination of any provision of, create in any party the right to accelerate, terminate, modify or cancel or exercise any remedy under, or require any notice or constitute a breach or default under, any note, bond, indenture, lease, contract, agreement or other instrument or obligation to which either Seller is a party or by which any of the Assets may be subject, bound or affected, or (iv) will result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind or give to any person (other than the Purchaser) any interest or right in or with respect to any of the Assets. Except as set forth on SCHEDULE 2.3, each Seller is not a party to any contract or subject to any legal restriction that would prevent or restrict complete fulfillment by any Seller of all of the terms and conditions of this Agreement or any Related Document or compliance with any of its obligations hereunder.

     2.3. FINANCIAL INFORMATION. Attached hereto as SCHEDULE 2.4 is Sellers` list of all outstanding amounts owing with respect to each Assigned Contract (as defined in EXHIBIT A). All of the information included in SCHEDULE 2.4 is correct and complete in all respects and fairly and accurately presents the financial obligations with respect to each Assigned Contract.

     2.4. ASSETS INFORMATION. Attached hereto as SCHEDULE 2.5 is a list of all software products (third party and proprietary software) used as of the Closing Date in order to render the Licensed Software fully functional as it is deployed and used on the Closing Date. All such information is correct and complete in all respects.

     2.5. RIGHTS OF THIRD PARTIES IN ASSETS. Except as set forth on SCHEDULE 2.6, no party other than the Purchaser, the Sellers or a counter party to an Assigned Contract (but solely with respect to the Assigned Contract to which such counter party is a signatory) has any right title or interest of any kind (whether accrued, absolute, contingent, inchoate or otherwise) in or to the Assets or has sold, transferred or otherwise disposed of any interest in any of the Assets. Except as set forth on SCHEDULE 2.6:

          (a) Neither Seller has been notified of any investigation, inquiry or request for information from any governmental or other regulatory agency relating to the Assets or the transactions contemplated by this Agreement or any Related Document; and

          (b) Neither Seller has entered into any transaction (whether or not in writing) not in the ordinary course of its business affecting the Assets.

     2.6. TITLE TO AND CONDITION OF ASSETS. Except as set forth on SCHEDULE 2.7, the Sellers have and at the Closing will transfer to the Purchaser good and marketable title to all of the Assets, free and clear of all encumbrances, liens, charges, claims or other restrictions of any kind or character other than those created by Purchaser and its affiliates, including such rights as are being granted by Purchaser to Sellers pursuant to this Agreement and the documents referenced herein.

     2.7. LITIGATION. Except as set forth on SCHEDULE 2.8, there is no action, suit, proceeding or investigation, either at law or in equity, by or before any governmental or other instrumentality or agency, or any other entity or person pending or, to the Sellers` best knowledge, threatened or proposed or, to the Seller`s best knowledge, any circumstances that could reasonably form the basis of any action, suit, proceeding or investigation, against or affecting any of the Sellers or any of their properties or assets which, if determined adversely to any Seller, are reasonably likely to (i) adversely affect the Assets; (ii) question the validity of this Agreement or any Related Document or any of the transactions contemplated hereby or thereby; or (iii) seek to delay, prohibit or restrict any actions taken or to be taken by any of the Sellers hereunder or under any Related Document.

     2.7. TAXES. Except as set forth on SCHEDULE 2.9, the Sellers have filed, or prior to the Closing will file, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns, information returns, forms, reports, declarations and all other tax reports and returns (collectively, "RETURNS") which are required to be filed by them through the Closing Date or that may affect title to any Asset. Each Return is true, correct and complete and accurately reflects or will fully and accurately reflect all required and appropriate liability for taxes of the applicable Seller for the periods covered thereby and no Return has been amended. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments, including estimated taxes and interest and penalties (collectively, "TAXES"), payable by or due from the Sellers have been, or prior to the Closing will be, fully and timely paid or fully provided for in the books and records of the applicable Seller except for such Taxes which are being contested in good faith, by appropriate proceedings, and as to which adequate reserves (determined in accordance with generally accepted accounting principles consistently applied) have been provided in the

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

Sellers` financial statements. No Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the filing of any Return or the payment of any Tax assessment or deficiency. All Taxes that each Seller is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority.

     2.8. INTELLECTUAL PROPERTIES. SCHEDULE 2.10 contains a true and complete list of all copyrights, trade names, trademarks, service marks, domain names, URLs and all registrations and applications therefor and licenses thereto, owned or used by the Sellers in the operation of the Assets (collectively, including without limitation the Licensed Software, the "INTELLECTUAL PROPERTY"). Except as set forth on SCHEDULE 2.10, the Intellectual Property is owned by the Sellers free and clear of all liens, claims, restrictions and encumbrances of any nature whatsoever, and the Sellers have the exclusive right to use the Intellectual Property without payment to a third party other than the rights granted to E*TRADE Group, Inc. and the rights being granted by Purchaser to Sellers pursuant to this Agreement and the documents referenced herein. No Intellectual Property infringes or, to the Sellers` best knowledge, is infringed upon by any rights of third parties or is involved in any opposition, invalidation or cancellation action.

     2.9. SOFTWARE AND INFORMATION SYSTEMS. The Sellers have all necessary right, title or interest, including without limitation the right to use, to all electronic data processing systems, information systems, computer software programs, program specifications, source codes, input data, data bases, report layouts and formats, record file layouts, functional specifications and other related material utilized by the Sellers in operating the Assets (collectively, the "SOFTWARE ASSETS"). SCHEDULE 2.11 contains a true and complete list and summary description of all Software Assets owned or leased by the Sellers and identifies Software Assets owned by the Sellers and any licensees thereof and Software Assets licensed by the Sellers and any other Software Assets in which the Sellers have any use, possessory or proprietary rights. After the Closing Date, the Sellers will retain no copies of source code relating to the Software Assets.

     2.10. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 2.12, the Sellers are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, orders, judgments and decrees of each and every jurisdiction applicable to the Assets, this Agreement or the Related Documents. The Sellers have not received any notice or other communication from any governmental or regulatory authority or agency regarding any actual, alleged or potential violation of, or failure to comply with, any law, rule, regulation, ordinance, order, judgment or decree relating to the Assets, this Agreement or the Related Documents, and, to the Sellers` best knowledge, there does not exist any reasonable basis for any claim of material default under or material violation of any such law, rule, regulation, ordinance, order, judgment or decree.

     2.12. MATERIAL CONTRACTS. Attached hereto as SCHEDULE 2.13 is a list of all contracts, commitments and agreements of the Sellers relating to the Assets. Correct and complete copies of all such material contracts, commitments and agreements have been provided to the Purchaser. All such contracts, commitments and agreements are valid and binding agreements, in full force and effect and enforceable in accordance with their respective terms and neither the Sellers nor, to the best knowledge of the Sellers, any other party thereto, is in breach or default in any material respect of any of the terms thereof.

     2.13. BROKER`S OR FINDER`S FEES. No agent, broker, person or firm acting on behalf of the Sellers is or will be entitled to any commission or broker`s or finder`s fees from any of the parties hereto in connection with any of the transactions contemplated herein.


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

     2.14. DISCLOSURE. Except as disclosed herein or in the Disclosure Schedules, no representation or warranty of the Sellers in this Agreement or in any schedule, agreement or certificate delivered in accordance with the terms hereof by the Sellers contains any untrue statement of a material fact or omits to state any material fact necessary, in the light of the circumstances under which made, in order to make the statements contained herein or therein not misleading.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Sellers as follows:

     3.1. ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. CORPORATE AUTHORITY. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and each Related Document to be executed, delivered and performed by the Purchaser hereunder; the execution, delivery and performance of this Agreement and each Related Document to which Purchaser is a party has been duly authorized and approved by all necessary corporate action of the Purchaser; and this Agreement and each Related Document to which Purchaser is a party has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors` rights and general equity principles.

     3.3. NO CONFLICT; CONSENTS. Neither the execution and delivery of this Agreement or any Related Document to which the Purchaser is a party, nor the consummation or performance of any of the transactions contemplated hereby will violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Purchaser or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Purchaser or any of its assets or properties is subject or any material contract or agreement to which it is a party. No authorization, consent or approval of any public body or authority or any third party is necessary to permit the consummation of the transactions contemplated by this Agreement or any Related Document to which Purchaser is a party.

         3.4 LITIGATION. There is no action, suit, proceeding or investigation, either at law or in equity, by or before any governmental or other instrumentality or agency, or any other entity or person pending or, to the Purchaser`s best knowledge, threatened or proposed or, to the Purchaser`s best knowledge, any circumstances that could reasonably form the basis of any action, suit, proceeding or investigation, against or affecting Purchaser or any of its properties or assets which, if determined adversely to Purchaser, are reasonably likely to (i) adversely affect the Assets; (ii) question the validity of this Agreement or any Related Document or any of the transactions contemplated hereby or thereby; or (iii) seek to delay, prohibit or restrict any actions taken or to be taken by Purchaser hereunder or under any Related Document.

         3.5 BROKER`S OR FINDER`S FEES. No agent, broker, person or firm acting on behalf of the Purchaser is or will be entitled to any commission or broker`s or finder`s fees from Purchaser in connection with any of the transactions contemplated herein.

         3.6 DISCLOSURE. No representation or warranty of the Purchaser in this Agreement or in any schedule, agreement or certificate delivered in accordance with the terms hereof by the Purchaser contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which made, in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

     4.1. CONDUCT OF BUSINESS. The Sellers jointly and severally covenant and agree that from and after the date hereof and until the Closing Date (or the earlier termination of this Agreement pursuant to SECTION 7.1 hereof), and except as otherwise consented to or approved by an authorized officer of the Purchaser in writing:

          (a) the Assets shall be deployed and utilized only in the ordinary and usual course of business and consistent with past practices;

          (b) no change shall be made in the Certificate of Incorporation or By-laws of the Sellers;

          (c) the Sellers shall not (i) acquire, sell, lease, license, transfer or dispose of any Assets; (ii) terminate or modify any contract or agreement relating to the Assets; or (iii) enter into any contract, arrangement or commitment relating to the Assets other than in the ordinary course of business consistent with past practice;

          (d) the Sellers shall use their commercially reasonable efforts to preserve the Assets intact, to preserve its relationship with current customers, regulators and others with whom business relationships currently exist with respect to the Assets and to preserve their goodwill and keep intact the value of the Assets; and

          (e) the Sellers shall not take, agree to take or permit to be taken any action or do or permit to be done anything in the conduct of their business or otherwise which would be in breach of any of the terms of this Agreement or any Related Document or which would cause any of their representations and warranties contained herein or therein to be or become untrue in any material respect.

     4.2. ACCESS AND INFORMATION. From the date of this Agreement until the Closing Date (or the earlier termination of this Agreement), the Sellers shall grant the Purchaser and its authorized representatives (including but not limited to lawyers, accountants, bankers and other advisors) full access to the Sellers` assets, properties and employees and shall permit the Purchaser and its authorized representatives to inspect and make copies of all documents, records and information, in each case only with respect to the Assets as the Purchaser and its authorized representatives shall from time to time reasonably request.

     4.3. INSURANCE AND MAINTENANCE OF ASSETS. The Sellers shall continue to insure the Assets against all insurable risks in the manner and to the extent the Assets were insured on December 31, 2001 and any insurance proceeds received from any loss of, or damage or destruction to, its assets and properties since such date shall be maintained for the account of the Purchaser. Risk of loss of or damage or destruction to the Assets shall be borne by the Sellers until the Closing Date.

     4.4. TRANSFER OF ASSETS INVOLVING THIRD PARTIES. Subject to the effect of limitations contained in SECTION 1.2 relating to the conduct of Purchaser, immediately upon execution of this Agreement by all parties, all parties hereto shall use their commercially reasonable efforts to cause all third parties with rights to any of the Assets to permit the transfer of Assets subject to such rights to the Purchaser as soon as reasonably practical on terms acceptable to the Purchaser in its sole discretion. The Sellers further agree to provide the Purchaser with such assistance, documentation and information as shall be reasonably necessary and appropriate to facilitate the transfer of such Assets. On the Closing Date, the Sellers shall deliver to the Purchaser all of the books and records maintained in connection with such Assets for periods prior to the Closing Date. As promptly as practicable after the execution of this Agreement by all parties, the Sellers and the Purchaser shall cooperate in the preparation and distribution of letters to all of the Sellers` vendors and other parties having rights in and to the Assets concerning the transfer of the Assets to the Purchaser. Any written communication to such vendors and other parties may be made independently by each party but shall be agreed to by each of the Sellers and the Purchaser in advance, acting reasonably.

     4.5. TAX MATTERS.

          (a) The Sellers shall be responsible for the timely, accurate and complete payment of all Taxes and preparation of all Returns of the Sellers for all Tax periods that began before, and ended before, on or after, the Closing Date in connection with the Assets and Assumed Liabilities. Notwithstanding this subparagraph (a), each of the Sellers and the Purchaser believe that the transfer of Assets and Assumed Liabilities to the Purchaser should be exempt from any such Taxes, and each of the Sellers and the Purchaser agrees that it will use reasonable efforts (as determined by Purchaser in its sole discretion, it being understood and agreed that Purchaser shall have no obligation to violate any applicable law or rule of any government agency or order or directive in any judicial or other proceeding or to incur any expense in connection therewith) not to take a position or act in a manner inconsistent with such belief in respect of such Taxes, including without limitation before any government agency or in any judicial or other proceeding. In the event after the Closing Date Purchaser is advised by its legal and/or accounting advisers or any governmental agency that Purchaser should change its belief that the transfer of Assets and Assumed Liabilities to the Purchaser should be exempt from any such Taxes, Purchaser agrees to use commercially reasonable efforts to notify the Sellers of such change, it being understood that Purchaser`s failure to so notify Sellers shall not result in any claim for damages or liability of any kind for Taxes or otherwise for Purchaser.

          (b) The Sellers shall be jointly and severally liable for and pay any and all excise, sales, use, stamp, documentary, filing, recordation and other transfer Taxes arising in connection with the transfer of the Assets and the Assumed Liabilities to the Purchaser hereunder and the Sellers shall jointly and severally indemnify, defend and hold the Purchaser harmless against any and all such transfer Taxes.

     4.6. The Sellers and the Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Assets as is reasonably necessary for the preparation of any Return for Taxes or claim for refund, the conduct of any audit and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of any Tax. The Sellers and the Purchaser agree to (i) retain all books and records with respect to Tax matters concerning the Assets and any taxable period beginning before the Closing Date until the expiration of the statute of limitations and any extensions thereof and (ii) give each other reasonable prior written notice before transferring, destroying or discarding any such books and records and, if the other party so requests, allow the other party to take possession of such books and records.

     4.7. PUBLIC ANNOUNCEMENTS. Except as necessary to comply with their obligations under applicable securities laws (in which case each party shall nonetheless use commercially reasonable efforts to provide at least two business days prior notice of its intent to make a public announcement together with a copy of the text to be disseminated), provided, further, that, in the event of a public announcement relating to the Closing, each party shall provide the other parties with no less than 2 business days prior written notice of its intent to make a public announcement together with a copy of the text to be disseminated), none of the parties hereto nor any of their respective employees, agents or representatives shall make any public disclosure or announcement concerning the terms of this transaction without the prior written consent of the other parties hereto.

     4.8. WEBSITE ADJUSTMENTS. Sellers also agree to remove all material related to their ownership of the Assets from their websites, but may continue to use such websites to promote the software products and services which are a part of the Assets in a manner reasonably acceptable to the Purchaser, it being agreed that Seller`s promotion of such products and services by stating it is "powered by Integrated Trading Solutions, Inc." is acceptable, subject to such further requirements as Purchaser may impose to protect its intellectual property rights in the Assets. The Sellers agree not to post, or cause to be posted, any material to such websites that are reasonably likely to materially and adversely affect the Purchasers` interest in the Assets. The Sellers shall be permitted to promote such products and services on a "private label" basis, subject to such further requirements as Purchaser may impose to protect its intellectual property rights in the Assets. The Sellers obligations in the immediately two preceding sentences shall be broadly construed to apply to all other tangible material and documents produced by or on behalf of the Sellers.

                                   ARTICLE V

                    CONDITIONS TO THE PURCHASER`S OBLIGATIONS

     5. CONDITIONS TO THE PURCHASER`S OBLIGATIONS. The Purchaser`s obligation to purchase the Assets and take the other actions required to be taken by the Purchaser at the Closing is conditional upon receipt by the Purchaser of all the documents required to be delivered by the Sellers pursuant to this Article V, and compliance by the Sellers with all of the terms of this Article V, unless any such condition shall have been waived by an authorized officer of the Purchaser in its sole discretion in writing.

     5.1. TRANSFER DOCUMENTS. The Sellers shall have delivered to the Purchaser bills of sale, assignments, certificates and other appropriate documents of transfer in form and substance satisfactory to the Purchaser, transferring the Assets to the Purchaser.

     5.2. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement, and an executive officer of each Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.3. DELIVERY OF SOURCE CODE. The Sellers shall have delivered to the Purchaser the source code for all Licensed Software together with all related documentation.

     5.4. LICENSE AGREEMENT. Sellers shall have entered into and delivered to the Purchaser a Software License Agreement (the "License Agreement") in substantially the form attached hereto as EXHIBIT B for the use of the Licensed Software.

     5.5. PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and an executive officer of each Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.5. NO LITIGATION THREATENED. No action or proceeding shall have been instituted or, to the Sellers` best knowledge, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby or which would have a material adverse effect on the Assets. An executive officer of each Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.6. CONSENTS AND APPROVALS. The Sellers shall have received all consents and approvals necessary for the consummation of the transactions contemplated hereby (including, without limitation, the consents of SDS Merchant Fund, L.P., DMG Legacy International Ltd., DMG Legacy Institutional Fund LLC, DMG Legacy Fund LLC, International and Institutional Fund LLC, and New York Community Investment Company L.L.C.) and such consents and approvals shall be in form and substance satisfactory to the Purchaser and received by the Purchaser.

     5.8. CLEARING AGREEMENT AMENDMENT. Inc. shall have entered into and delivered to Purchaser an Amendment to the Fully Disclosed Clearing Agreement dated as of October 3, 1996, as amended, between Penson and Inc. (the "Clearing Agreement") in form and substance satisfactory to Penson.

     5.9. INTENTIONALLY OMITTED.

     5.10. COPYRIGHT TRANSFER. ABW shall have entered into and delivered to the Purchaser a Copyright Transfer Agreement in substantially the form attached hereto as EXHIBIT C.

     5.11. AMENDMENT TO MASTER AGREEMENT. Sellers and such other parties as Purchaser shall request shall have entered into and delivered to the Purchaser a Third Amendment to the Master Subordination Agreement in substantially the form attached hereto as EXHIBIT D.

     5.12. AMENDMENT TO NOTE; OTHER PROMISSORY NOTES. Sellers shall have entered into and delivered an Amended and Restated Note in substantially the form attached hereto as EXHIBIT E as well as documents relating to the assignment of the promissory note referred to in SECTION 1.3(B) as Purchaser shall request.

     5.13 LEGAL OPINION. Sellers shall have caused to be delivered a legal opinion of Morris, Nichols, Arsht & Tunnel in form and substance satisfactory to Purchaser that Sellers are not required to obtain shareholder consent under
Section 271 of the Delaware General Corporation Law in connection with the sale of the Assets to Purchaser.

     5.14 ASSIGNMENT AND ACKNOWLEDGEMENT OF LICENSE AGREEMENT. Sellers shall have delivered an Assignment and Acknowledgement of the License Agreement dated as of June 1, 2002 among Sellers and Penson in substantially the form attached as EXHIBIT F.

     5.15 DELIVERY OF TRANSACTION DOCUMENTS. Sellers shall have delivered fully executed versions of the First Amendment and Second Amendment to the Master Subordination Agreement, the preferred stock certificate in favor of Penson required by the Transaction Documents and such other fully executed Transaction Documents as Penson has requested Borrower to deliver prior to the Closing Date as were required to have been delivered in connection with the closing of the Master Subordination Agreement.

                                   ARTICLE VI

                     CONDITIONS TO THE SELLERS` OBLIGATIONS

     6. CONDITION TO THE SELLER`S OBLIGATIONS. The Sellers` obligation to sell the Assets and take the other actions required to be taken by the Sellers at the Closing is conditional upon receipt by the Sellers of the Purchase Price, in accordance with SECTION 1.3, receipt of all of the documents required to be delivered by the Purchaser pursuant to this ARTICLE VI and compliance by the Purchaser with all of the terms of this ARTICLE VI, unless any such condition shall have been waived by the Sellers in their sole discretion in writing.

     6.1. INTENTIONALLY OMITTED.

     6.2. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date and an executive officer of the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     6.3. PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and an executive officer of the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     6.2. NO LITIGATION THREATENED. No action or proceeding shall have been instituted or, to the Purchaser`s best knowledge, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby. An executive officer of the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     6.3. CONSENTS AND APPROVALS. The Purchaser shall have received all consents and approvals necessary for the consummation of the transactions contemplated hereby (including, without limitation, the consents of SDS Merchant Fund, L.P., DMG Legacy International Ltd., DMG Legacy Institutional Fund LLC, DMG Legacy
Fund  LLC,  International,  Institutional  Fund  LLC,  and  New  York  Community
Investment Company L.L.C.), all in form and substance satisfactory to the Purchaser.

     6.4. LICENSE AGREEMENT. Purchaser shall have entered into and delivered to the Sellers the License Agreement in substantially the form attached hereto as EXHIBIT B for the use of the Licensed Software. 6.7. CLEARING AGREEMENT AMENDMENT. Penson shall have entered into and delivered to Inc. an Amendment to the Clearing Agreement in form and substance satisfactory to Inc.

     6.8. AMENDMENT TO NOTE; RELIEF UNDER OTHER PROMISSORY NOTES. Penson shall have entered into and delivered an Amended and Restated Note in substantially the form attached hereto as EXHIBIT F and shall relieve ABW`s obligations under the Notes referred to in SECTIONs 1.3(A) and (B) in a form and manner satisfactory to Sellers.

     6.9. LEGAL OPINION. Sellers shall have received a legal opinion of Morris, Nichols, Arsht & Tunnel in form and substance satisfactory to Sellers that Sellers are not required to obtain shareholder consent under Section 271 of the

Delaware General Corporation Law in connection with the sale of the Assets to Purchaser.

     6.10. FAIRNESS OPINION. Sellers shall have received a fairness opinion from Appleby Capital, Inc. in form and substance satisfactory to Sellers.

     6.11 SECURITY DOCUMENTS. Penson and the relevant DMG Entities identified in
SECTION 6.5 shall have entered into and delivered a side letter in form and substance satisfactory to the Sellers in respect of the Security Documents.

                                  ARTICLE VII

                                   TERMINATION

     7.1. TERMINATION BY EITHER PARTY. If the Closing has not occurred hereunder
(i) because all of the conditions to Closing have not occurred (or been waived) on or before July 31, 2002 (the "TERMINATION Date") or (ii) because of a material breach of any provision of this Agreement or any Related Document by any party thereto, which breach is not cured within three days after receipt of written notice thereof, then this Agreement may be terminated by either the Purchaser or the Sellers at any time prior to the Closing upon written notice to the other parties; provided, that the party or parties exercising such right are not then in breach of any provision of this Agreement. A termination by any nonbreaching party or parties under this SECTION 7.1 will not operate as a waiver by such party or parties of any rights to seek damages or any other remedy for a breach of this Agreement by the other party or parties.

     7.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to SECTION 7.1 hereof, this Agreement shall become void and of no effect and there shall be no liability on the part of the parties hereto; PROVIDED, HOWEVER, that SECTIONS 7.3, 8.2, 9.3, and ARTICLE X hereof shall survive any termination and provided, further, that nothing herein shall relieve a party hereto from liability for a breach of any of its representations, warranties, agreements and covenants contained in this Agreement.

     7.3. TERMINATION FEE. In the event this Agreement is terminated by any of the Sellers for any reason (including a decision by the Board of Directors of ABW prior to the Closing Date to accept a financially more advantageous offer for the Assets (valuing as well the cost to ABW of payment of additional applicable default fees and interest that may be owing to Purchaser and its affiliates under all Related Documents) from a third party based on a fiduciary legal obligation to do so , to which Purchaser shall not object to the extent it has been given a reasonable prior opportunity to counter such more advantageous offer) other than (i) the nonfulfillment by the Purchaser of the conditions precedent to the obligations of the Sellers as set forth in ARTICLE VI hereof or
(ii) the failure of the parties to close by the Termination Date due to no fault of their own after the exercise of their respective best efforts, then the Sellers shall be jointly and severally liable to pay to the Purchaser a termination fee, in cash, equal to One Hundred Thousand Dollars ($100,000). Such fee shall be paid within five (5) business days following the occurrence of the event giving rise to such payment.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Sellers and the Purchaser contained in this Agreement or in any exhibit or schedule delivered pursuant hereto shall survive the Closing Date for a period of two (2) years; PROVIDED, that the representations and warranties contained in SECTION 2.9 shall survive for the applicable statute of limitations periods. In the event written notice of any claim for indemnification shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

     8.2. INDEMNIFICATION.

          (a) The Sellers agree to jointly and severally indemnify, defend and hold harmless the Purchaser and its officers, directors, employees, agents and "affiliates" (as such term is defined in Rule 405 of the Securities Act of 1933) from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney`s and accountant`s fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character ("LOSSES") arising out of or in any manner incident, relating or attributable to (i) any inaccuracy in any representation or breach of any warranty of either Seller contained in this Agreement or in any exhibit or schedule, certificate, instrument or other document or agreement executed or delivered by any Seller in accordance with this Agreement; (ii) any failure by either Seller to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any schedule, certificate, instrument or other document or agreement executed by it in accordance with this Agreement; or (iii) any and all liabilities of the Sellers, other than such Assumed Liabilities that Purchaser expressly accepts as its obligations after the Closing Date in accordance with SECTION 1.2 of this Agreement. The obligations of the Sellers to indemnify the Purchaser as herein stated shall survive the consummation of the transactions herein described. The Sellers will also jointly and severally indemnify, defend and hold Purchaser and its officers, directors, employees, agents and affiliates, and its and their employees, agents, independent contractors and licensees harmless from and against any and all claims, actions, suits, proceedings, losses or damages (including reasonable attorneys` fees) brought against such person or entity based on an allegation that the Licensed Software or Watley Marks, as transferred to Purchaser on the Closing Date or as existing on or prior to such date, violate any Intellectual Property Right of a third party to the extent Purchaser or its affiliates are not responsible for
causing  such  allegation  or  violation.   As  used  in  this  SECTION  8.2(A),
"INTELLECTUAL PROPERTY RIGHTS" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, moral rights, inventions, invention disclosures, formulae, formulations, processes, methods, trade secrets, computer software (including the architecture thereof), computer programs and source codes, manufacturing research and similar technical information, engineering know-how, assembly and test data, drawings and royalty rights, and "WATLEY MARKS" means all existing trademarks, service marks, logos and trade names of ABW and its affiliates, including all current and future registrations and other rights with respect thereto.

          (b) The Purchaser agrees to indemnify, defend and hold harmless the Sellers and the Sellers` officers, directors, employees, agents and affiliates from and against any Losses arising out of or in any manner incident, relating or attributable to (i) any inaccuracy in any representation or breach of any warranty of the Purchaser contained in this Agreement, in any schedule, certificate, instrument or other document or agreement executed or delivered by the Purchaser in accordance with this Agreement; (ii) any failure by the Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any exhibit, schedule, certificate, instrument or other document or agreement executed by it in accordance with this Agreement or (iii) such Assumed Liabilities that Purchaser expressly accepts as its obligation after the Closing Date in accordance with
SECTION 1.2 of this Agreement. The obligation of the Purchaser to indemnify the Sellers as herein stated shall survive the consummation of the transactions herein described.

          (c) If the Purchaser believes that a matter has occurred that entitles it to indemnification under SECTION 8.2(A) (other than matters covered by subsection (d) below) or either Seller believes that a matter has occurred that entitles it to indemnification under SECTION 8.2(B) (other than matters covered by subsection (d) below), the Purchaser or either Seller, as the case may be (the "INDEMNIFIED PARTY"), shall give prompt written notice to any party against whom indemnification is sought (each of whom is referred to herein as an "INDEMNIFYING PARTY") describing such matter in reasonable detail. The
Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its Losses and to supplement its claim from time to time thereafter by further notices as they are established. The Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position with respect thereto in reasonable detail. If such Indemnifying Party does not respond within such thirty (30) day period, it will be deemed to have accepted the Indemnified Party`s indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute. Upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Dallas, Texas to a panel of three members of the American
Arbitration Association selected in accordance with the rules of the American Arbitration Association, who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto to all fees and disbursements of such arbitrator or arbitrators and reasonable attorney`s fees, costs and expenses incurred by the prevailing party in such arbitration.

          (d) If a third person asserts a claim against an Indemnified Party in connection with a matter giving rise to indemnification rights hereunder, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall have the right, at its election, to pursue the defense or settlement of such claim by giving prompt written notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing, will be responsible for the expenses of such defense, may take all steps to defeat, settle or compromise such claim and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior written notice to and consultation with the Indemnified Party, and no such settlement by the Indemnifying Party involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without the Indemnified Party`s prior written consent. As long as the Indemnifying Party is diligently contesting or seeking to settle any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend or settle such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest or seek to settle such claim, then the Indemnified Party may conduct the defense and proceed with such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, and the defending party shall have reasonable access to records, information and personnel in control of the other party which are pertinent to the defense thereof.

          (e) The right to indemnification, payment of damages or any other remedy based on the representations, warranties, covenants and agreements in this Agreement shall not be affected by (i) any investigation conducted, whether before or after the execution of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement, except to the extent that a party has knowledge of any such inaccuracy or noncompliance prior to the Closing Date or (ii) subject to applicable law, any actual knowledge of a party that any representation, warranty or covenant in this Agreement is inaccurate has or has not been complied with except as disclosed in writing herein or in the Disclosure Schedules. The parties acknowledge and agree that the indemnification provisions set forth in this ARTICLE VIII shall be their sole and exclusive remedy and recourse for the recovery of money damages with respect to any and all claims relating to or arising out of this ARTICLE VIII; PROVIDED; HOWEVER, the parties may seek any remedy available to them, in equity or at law, for any other cause of action including, but not limited to, any cause of action based on fraud.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

     9.1. NON-SOLICITATION. The Sellers agrees that they shall not, and they shall cause their directors, officers, employees, agents and affiliates not to, directly or indirectly, contact or solicit any person or entity with regard to licensing or purchasing the Assets other than with the prior written consent of an authorized officer of the Purchaser or to the extent such person or entity is referenced in SECTIONS 1.3(D)(I), (II) and (IV) (but only during the nine (9) month period referenced therein in which ABW would be permitted to contact such person or entity in order to obtain royalties from Purchaser).

     9.2. NON-COMPETITION. Until the later of five (5) years from the Closing Date, the last date on which Purchaser makes a royalty payment to Sellers pursuant to SECTION 1.3(D), and the date on which Penson and/or Purchaser is no longer providing services to Sellers or their affiliates, the Sellers agree that they shall not, and shall cause each of their affiliates and their then currently employed or engaged officers and directors not to, directly or indirectly, anywhere in the United States of America, own more than five percent (5%) of, manage, operate, control, be employed by or act as agent for, a business which licenses or sells to third parties software providing substantially similar functionality to the Licensed Software. Notwithstanding the foregoing, no violation of the foregoing sentence shall occur as a result of Sellers or their affiliates selling, licensing, or otherwise providing the Licensed Software to their customers in connection with their trading business (but solely as permitted in accordance with the express provisions of the License Agreement referred to in SECTION 5.4). Within ten (10) days of the Closing Date the Sellers shall file with the Secretary of State of Delaware and the Secretary of State of New York a termination of their fictitious name filings, if any, pertaining to the name "UltimateTrader" or "WatleyTrader" and shall provide a copy thereof to the Purchaser and shall take any other actions which may be necessary to transfer all of its trade names, trademarks or service names included in the Assets to the Purchaser.

     9.3. COMPLIANCE WITH AGREEMENT/RELATED DOCUMENTS; CLAWBACK. In the event that any party hereto commits a non-material breach of this Agreement with respect to any of its obligations which it is required to perform after the Closing Date, the other party hereto may send written notice to the breaching party, setting forth in reasonable detail the breach which has been committed. The breaching party shall have thirty (30) days after its receipt of such written notice to cure such breach, provided that if such breach is not capable of being cured within such thirty (30) day period, the breaching party shall have an additional thirty (30) days to cure such breach. In the event that any party hereto commits a material breach (for purposes of this SECTION 9.3, a "material breach" shall be deemed to include, without limitation, any conduct which constitutes a breach of a provision of this Agreement by any Seller that adversely impairs the unrestricted ownership and use by Purchaser and/or its affiliates of the Assets and any breach of a payment or indemnification obligation by any Seller in this Agreement) of this Agreement with respect to any of its obligations which it is required to perform after the Closing Date, the other party hereto may send written notice to the breaching party, setting forth in reasonable detail the breach which has been committed. The breaching party shall have fifteen (15) days after its receipt of such written notice to cure such breach. If, at the end of such respective cure periods, the applicable breach has not been cured, the non-breaching party may terminate (i) this Agreement, but only with respect to the performance of any future obligations hereunder, and (ii) any Related Document.

In the event of any claim or challenge by any person or entity other than Purchaser and its affiliates to the validity and/or enforceability of the transactions contemplated by this Agreement ("CHALLENGE"), the parties agree that to the extent such Challenge does not result in the impairment of the rights of Purchaser and its affiliates under the terms of this Agreement and/or any Related Document ("IMPAIRMENT"), Purchaser and its affiliates may elect to offset at any time the costs of Purchaser and/or its affiliates in defending against such Challenge against any consideration payable or debt forgiveness required to occur as part of the Purchase Price referred to in SECTION 1.3, in Purchaser`s and its affiliates sole discretion. In the event a Challenge results in any Impairment as determined by Purchaser and its affiliates, Purchaser and its affiliates may deem this Agreement and the documents executed in connection therewith to be void and of no effect ab initio and any such Related Documents (and the rights and remedies of Purchaser and its affiliates in connection therewith) shall be deemed to exist as if this Agreement and the documents executed in connection therewith had not been executed; provided, however, that Purchaser and its affiliates shall be entitled to demand immediate (i) repayment of all principal, interest, fees and expenses in connection with any and all advances and any and all debt forgiven pursuant to SECTION 1.3 (it being agreed that, notwithstanding the forgoing, the debt forgiven pursuant to SECTION 1.3(A) shall be reinstated in accordance with its terms and shall only be due in accordance with its terms), (ii) payment of a $100,000 termination fee (it being acknowledged and agreed by Sellers that payment of such fee here and in Section
7.3 shall not be deemed a "penalty" under applicable law given the significant cost to Purchaser and its affiliates of the conduct that gave rise to the obligation to pay such fee), and (iii) damages with respect to such other rights and remedies as Purchaser and its affiliates may have, all of which are hereby reserved. Among other things, the practical effect of a Challenge resulting in Impairment may be an immediate requirement for the repayment of all outstanding obligations by the Sellers under the terms of the applicable Related Documents. In such event Purchaser shall, upon the reasonable request of Sellers and at their expense, execute such documents and take such actions to evidence the Sellers` ownership of the Assets. Any breach by a party hereto or their affiliates of a Related Document after the Closing that results in a termination by the non-breaching party of such Related Document shall give rise to an immediate termination event with respect to the performance of its future obligations hereunder (without any requirement for any additional grace or cure period as set forth herein) and/or a claim for Impairment.

     9.4. FURTHER ASSURANCES. From time to time after the Closing and without further consideration from any other party, each of the Purchaser and the Sellers, at their sole cost and expense, shall execute and deliver, or cause to be executed and delivered, to the other party or parties such further instruments of sale, assignment, transfer and delivery and take such other action as the requesting party or parties may reasonably request in order to more effectively convey the Assets to the Purchaser and consummate and afford to the Purchaser and Sellers the benefit of the transactions contemplated hereby. Following the Closing, at the request of any party, the other party or parties shall cooperate in the preparation of any financial statements or tax returns and participate as witnesses in any lawsuit, investigation or administrative hearing involving the Assets or any of the Assets, at no cost or expense to the requesting party or parties, other than reimbursement of the cooperating party`s or parties` out of pocket expenses incurred as a result thereof. Within 15 business days after the Closing Date, Purchaser agrees to deliver to Sellers an amendment to that certain Master Equipment Lease relating to equipment provided by Penson that eliminates from the applicable lease schedule the equipment delivered by Sellers to ABW`s Texas office from and after the date such equipment was received in such office.

                                   ARTICLE X

                                  MISCELLANEOUS

     10.1. KNOWLEDGE. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of any party, it shall mean the actual knowledge of the executive officers of such party in each instance after they have made such due and diligent inquiry as they deem necessary and appropriate as to the matters that are the subject of such representations and warranties.

     10.2.  PROFESSIONAL  EXPENSES.  The  Sellers,  on the  one  hand,  and  the
Purchaser,  on the other  hand,  shall  each pay all of their  own  professional expenses relating to negotiating, drafting and closing the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its respective counsel, financial advisers, investment bankers and accountants, whether or not the transactions contemplated hereby are consummated.

     10.3. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to conflicts of laws principles.


     10.4. JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought solely in the appropriate state or Federal courts located in Dallas, Texas (PROVIDED that Purchaser, notwithstanding the foregoing, may elect to pursue its rights and remedies in another forum if it so desires). Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the in personam jurisdiction of the state and Federal courts sitting in Dallas County, Texas, in each case with respect to any action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     10.5. CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.


     10.6. NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy, overnight courier service, express mail or by registered or certified mail, postage prepaid, addressed as follows:

                                (i) If to the Purchaser:

                                    Integrated Trading Solutions, Inc.
                                    1700 Pacific Ave, Suite 1400
                                    Dallas, Texas 75201
                                    Attention:  CEO

                                    Telecopy: (214) 765-1164

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

                                    If to Penson:

                                    Penson Financial Services, Inc.
                                    1700 Pacific Ave, Suite 1400
                                    Dallas, Texas 75201
                                    Attention: President and COO

                                    Telecopy: (214) 765-1164

                               (ii) If to the Sellers:

                                    A.B. Watley Group Inc.
                                    40 Wall Street
                                    New York, New York 10005
                                    Attention:  CEO

                                    Telecopy: (212) 422-1724

                                    A.B. Watley, Inc.
                                    40 Wall Street
                                    New York, New York 10005
                                    Attention:  CEO

                                    Telecopy: (212) 422-1724

or such other address as shall be furnished in writing by any such party in accordance with this SECTION 10.6, and such notice or communication shall be deemed to have been given as of the date so personally delivered or telecopied, one business day after delivery by express mail or overnight courier service and three business days after deposit in the U.S. mail.

     10.7. PARTIES IN INTEREST. Subject to the effect of the other provisions of this Section, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. Purchaser may assign its rights, interests and obligations under this Agreement. Notwithstanding any other provision of this Agreement, neither this Agreement nor any interest in this Agreement or any rights hereunder shall be sold, transferred, or assigned by Sellers, by operation of law or otherwise, including the merger or consolidation of any Seller with or into another entity. For purposes of this Section, any change in "control" of any Seller shall constitute an assignment. Control means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through the exercise of voting power, by contract or otherwise, as determined by Purchaser in its sole discretion, and provided further that a transaction shall not constitute a change in control if (i) the Sellers shall have notified the Purchaser in writing (sent by telecopy marked conspicuously on the cover sheet with "Urgent-Immediate Reply Needed" to each of Purchaser`s CEO and COO, each of Penson`s CEO, COO, CFO, General Counsel and Chief Compliance Officer and to Andrew Koslow (208-275-3940)) in reasonable detail of the general terms of a proposed transaction and identity of the applicable investor(s) and/or acquirer, and the Purchaser either confirms that such transaction does not constitute a change in control or does not notify the Sellers within six business days after the day on which it receives the notice from the Sellers that the Purchaser deems the transaction to be a change in control and the Sellers complete a transaction on terms no less favorable to the Sellers than those provided in the notice or (ii) it involves the issuance by the Sellers of common stock or other equivalent equity securities (A) in connection with the conversion of existing indebtedness on the date hereof of the Sellers or (B) upon the conversion or exercise of warrants, preferred stock or other securities existing on the date hereof or issued pursuant to clause (A) above into common stock of the Sellers. Any attempted assignment, transfer, sale, or other delegation in violation of this Section shall be void. For purposes of this Agreement, Penson shall be considered to be an affiliate of Purchaser. In the event of any merger, consolidation, acquisition or similar transaction involving all or substantially all of Purchaser`s right, title and interest in the Assets, or the transfer of a controlling voting or equity interest in Purchaser, with or to a third party, notwithstanding anything to the contrary in this Agreement, Sellers shall not be entitled to any payment of any kind (including pursuant to SECTION 1.3(D) of this Agreement) from the purchase price consideration received by Purchaser or its stakeholders (i.e., there shall be no "deemed royalties" or attempt to pro rate purchase price consideration as a royalty payment notwithstanding the identity of any third party), it being agreed that the operation of this sentence shall not obviate a third party acquiror`s obligation to pay actual royalties with respect to such license contracts with parties identified in
SECTION 1.3 hereof as it may elect to assume.

     10.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.


     10.9. ENTIRE AGREEMENT. This Agreement, including the exhibits, schedules, certificates and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings (oral or written) between the parties with respect to such subject matter, provided that Penson`s obligations under SECTION 4(B) of the License Agreement dated as of June 1, 2002 between Penson and Sellers, as amended pursuant to SECTION 5.14 and subject to the effect of SECTION 1.2 hereof, shall not be superseded but shall remain in full force and effect subject to the effect of the Amendment referenced in such SECTION 5.14.

     10.10. AMENDMENTS; WAIVERS. This Agreement may only be amended by an agreement in writing signed by the Purchaser and the Sellers. Neither the failure nor any delay by any party in exercising any right hereunder will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

     10.11. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby. Any provision held invalid, illegal or unenforceable in part will remain in full force and effect to the extent not held invalid, illegal or unenforceable.

     10.12. RULES OF CONSTRUCTION. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

     10.13. JOINT AND SEVERAL OBLIGATIONS. The provisions of this Agreement shall be broadly construed such that the obligations of the Sellers shall be joint and several obligations of each Seller.

     10.14 AUDIT RIGHTS. During the periods for which Purchaser has an obligation to pay royalties pursuant to SECTION 1.3(D), Purchaser shall maintain books and records concerning such royalties. Such books and records shall be complete and accurate in all material respects and ABW shall have the right, through its representatives or auditors, to reasonable inspection of the books and records of Purchaser relating to such royalties, PROVIDED that any such inspection shall only occur (i) upon fifteen (15) days` prior written notice to Purchaser, (ii) with minimum disruption to Purchaser`s business operations,
(iii) subject to the confidentiality provisions set forth in SECTION 8 of the License Agreement and the other existing confidentiality agreements between the parties, and (iv) at ABW`s expense except to the extent any audit identifies an error on the part of Purchaser that misstates the amounts due to ABW by 7.5% or more.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.


                               INTEGRATED TRADING SOLUTIONS, INC.
                               By: _______________________________________
                                     Name:
                                     Title:



                               A.B. WATLEY GROUP INC.
                               By: _______________________________________
                                     Name:
                                     Title:


                               By: _______________________________________
                                     Name:
                                     Title:



                               A.B. WATLEY, INC.
                               By: _______________________________________
                                     Name:
                                     Title:

[*] Confidential information has been omitted and has been separately filed with the Securities and Exchanges Commission.